SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-K/A

                            AMENDMENT TO REPORT FILED

                             -----------------------


                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 28, 2002


                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



        Delaware                     1-9494                  13-3228013
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
   of incorporation)                                      Identification Number)


  727 Fifth Avenue, New York, New York                          10022
(Address of principal executive offices)                      (Zip Code)




Registrant's telephone number, including area code:  (212) 755-8000

Item 5.  Other Events.

     On February 28, 2002, Registrant issued the following press release announcing its sales and earnings for the fourth quarter and fiscal year ended January 31, 2002:


                                  TIFFANY & CO.
                                  NEWS RELEASE

Fifth Avenue & 57th Street                                 Contacts:
New York, N.Y. 10022                                       ---------
                                                           James N. Fernandez
                                                           (212) 230-5315
                                                           Mark L. Aaron
                                                           (212) 230-5301


                TIFFANY REPORTS FOURTH QUARTER AND 2001 RESULTS;
                ------------------------------------------------
               MANAGING THROUGH A CHALLENGING RETAIL ENVIRONMENT
                ------------------------------------------------
                    AND MAINTAINING LONG-TERM STRATEGIC FOCUS
                    -----------------------------------------

NEW YORK, February 28, 2002 - Tiffany & Co. (NYSE-TIF) today reported its results for the fourth quarter and year ended January 31, 2002. Challenging retail conditions in the U.S. and certain international markets have led to sales declines in both periods, but higher gross margins and expense control minimized adverse effects on net earnings.

In the fourth quarter ended January 31, 2002, net sales declined 2 percent to $565,759,000. Net earnings declined 2 percent to $82,745,000, or 55 cents per diluted share, versus 56 cents per diluted share in the prior year. The Company recorded a pretax impairment charge of $7,800,000 related to its investment in a third-party Internet retailer. Therefore, excluding the charge, net earnings for the quarter would have been $87,424,000, or 58 cents per diluted share.

For the year ended January 31, 2002, net sales of $1,606,535,000 were 4 percent lower than $1,668,056,000 in the prior year. Net earnings declined 9 percent to $173,587,000, or $1.15 per diluted share, versus $1.26 per diluted share in the prior year. Both sales and earnings had reached record levels in the prior year.

On a constant-exchange-rate basis which excludes the effect of translating local-currency-denominated sales into U.S. dollars, Tiffany's worldwide net sales rose 2 percent in the fourth quarter and rose fractionally in the year, and worldwide comparable store sales declined 2 percent in the quarter and 4 percent in the year.

Michael J. Kowalski, president and chief executive officer, said, "These results demonstrate our ability to effectively manage through a challenging retail environment. We prudently managed expenses and maintained profitability at a very respectable level. Of utmost importance, we maintained both our long-term strategic focus and our commitments to exceptional products and service."

Sales results in Tiffany's three channels of distribution were as follows:

o U.S. Retail sales declined 1 percent to $289,549,000 in the fourth quarter and sales of $786,792,000 in the year were 6 percent below the prior year. Comparable store sales declined 3 percent in the fourth quarter and 8 percent in the year. From a regional perspective, comparable store sales declines in the fourth quarter and the year were as follows: 13 percent and 15 percent in Tiffany's flagship New York store and nil percent and 6 percent in U.S. branch stores. Sales declines resulted from a smaller average transaction size as well as a reduction in traffic, primarily tourist-related, in certain stores following September 11th.

o International Retail sales of $214,811,000 in the fourth quarter declined 4 percent from the prior year and sales in the year declined 3 percent to $659,028,000. On a constant-exchange-rate basis in the fourth quarter and year, International Retail sales increased 5 percent and 7 percent. By major region, comparable store sales on a constant-exchange-rate basis in the fourth quarter and year declined 1 percent and rose 3 percent in Japan; declined 1 percent and nil percent in other Asia-Pacific markets; and declined 4 percent and rose 1 percent in Europe.

o Direct Marketing sales increased 2 percent to $61,399,000 in the fourth quarter and 3 percent to $160,715,000 in the year. Combined catalog/Internet sales increased 30 percent and 23 percent in those periods. However, Tiffany's Business Sales division experienced sales declines of 23 percent and 13 percent in the fourth quarter and year.

Mr. Kowalski added, "Tiffany enjoys the prospect of considerable long-term growth and our balance sheet gives us the financial strength to make that happen. In 2002, we will continue to open new stores in the U.S., Japan and other international markets at the pace we have established. We will complement new jewelry introductions with the launch of an exciting new collection of TIFFANY & CO. watches. In total, our objective is to further enhance awareness among current and potential customers who can appreciate the extraordinary qualities of Tiffany's product offerings and service."

"Forecasting retail trends is a difficult task in an uncertain environment, but our plans are premised upon an improvement in the second half of 2002. We expect minimal growth in worldwide net sales in the first half, which would result in operating earnings modestly lower than the prior year. We then expect net sales and operating earnings to grow by low-teens and high-teens percentages in the second half. For the full year, this would result in net earnings per diluted share in a range of $1.20-$1.27 for 2002. By quarter, net earnings per diluted share could be in the range of: 16-17 cents in the first quarter (compared with 20 cents); 22-24 cents in the second quarter (compared with 24 cents); 18-20 cents in the third quarter (compared with 16 cents); and 64-67 cents in the fourth quarter (compared with 55 cents). We are now one month into 2002 and, in terms of early trends, we are seeing comparable store sales patterns in the U.S. and Japan similar to what we've experienced in the most recent months," Mr. Kowalski concluded.

The Company will host a conference call today at 8:30 a.m. (EST) to review its fourth quarter results and outlook. Interested parties may listen to a broadcast on the Internet at www.shareholder.com/tiffany, www.vcall.com or www.streetevents.com.

Tiffany & Co. is the internationally renowned jeweler and specialty retailer. Sales are made primarily through company-operated TIFFANY & CO. stores and boutiques in the Americas, Asia-Pacific and Europe. Direct Marketing includes Tiffany's Business Sales division, catalog and Internet sales. Additional information can be found on Tiffany's Web site, www.tiffany.com, and on its shareholder information line (800) TIF-0110.

This press release contains certain "forward-looking" statements concerning expectations for sales, margins and earnings. Actual results might differ materially from those projected in the forward-looking statements. Information concerning factors that could cause actual results to differ materially are set forth in Tiffany's 2000 Annual Report and in Form 10-K, 10-Q and 8-K Reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

                                      # # #

                         TIFFANY & CO. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
               (Unaudited, in thousands, except per share amounts)



                                                                      Three months
                                                                     ended January 31,                Years ended January 31,
                                                        -----------------------------------   -------------------------------------
                                                                   2002              2001                2002              2001
                                                            --------------    -------------       --------------    ---------------
Net sales                                                $        565,759  $       576,391     $      1,606,535  $       1,668,056

Cost of sales                                                     221,132          235,505              663,058            719,642
                                                            --------------    -------------       --------------    ---------------

Gross profit                                                      344,627          340,886              943,477            948,414

Selling, general and administrative expenses                      195,662          197,014              633,580            621,018
                                                            --------------    -------------       --------------    ---------------

Earnings from operations                                          148,965          143,872              309,897            327,396

Other expenses,  net                                               11,058            2,750               20,585              9,755
                                                            --------------    -------------       --------------    ---------------

Earnings before income taxes                                      137,907          141,122              289,312            317,641

Provision for income taxes                                         55,162           56,448              115,725            127,057
                                                            --------------    -------------       --------------    ---------------

Net earnings                                             $         82,745  $        84,674     $        173,587  $         190,584
                                                            ==============    =============       ==============    ===============


Net earnings per share:

  Basic                                                  $           0.57  $          0.58     $           1.19  $            1.31
                                                            ==============    =============       ==============    ===============

  Diluted                                                $           0.55  $          0.56     $           1.15  $            1.26
                                                            ==============    =============       ==============    ===============


Weighted average number of common shares:

  Basic                                                           144,909          145,898              145,535            145,493
  Diluted                                                         149,688          151,705              150,517            151,816


                         TIFFANY & CO. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Unaudited, in thousands)




                                                            January 31,            January 31,
                                                                   2002                   2001
                                                      ------------------     ------------------
ASSETS
------

Current assets:
Cash and cash equivalents                              $        173,675       $        195,613
Accounts receivable, net                                         98,527                106,988
Inventories, net                                                611,653                651,717
Deferred income taxes                                            41,170                 28,069
Prepaid expenses and other current assets                        29,389                 22,458
                                                           --------------         --------------

Total current assets                                            954,414              1,004,845

Property, plant and equipment, net                              525,585                423,244
Deferred income taxes                                             4,560                  7,282
Other assets, net                                               145,309                132,969
                                                           --------------         --------------

                                                       $      1,629,868       $      1,568,340
                                                           ==============         ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
Short-term borrowings                                  $         40,402       $         28,778
Current portion of long-term debt                                51,500                      0
Obligation under capital lease                                        0                 40,747
Accounts payable and accrued liabilities                        161,782                189,531
Income taxes payable                                             48,997                 42,085
Merchandise and other customer credits                           38,755                 36,057
                                                          --------------         --------------

Total current liabilities                                       341,436                337,198

Long-term debt                                                  179,065                242,157
Postretirement/employment benefit obligations                    29,999                 26,134
Other long-term liabilities                                      42,423                 37,368
Stockholders' equity                                          1,036,945                925,483
                                                          --------------         --------------

                                                       $      1,629,868       $      1,568,340
                                                          ==============         ==============


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              TIFFANY & CO.


                                      BY:     /s/ Patrick B. Dorsey
                                              ________________________________
                                              Patrick B. Dorsey
                                              Senior Vice President, Secretary
                                              and General Counsel


Date: February 28, 2002